    As filed with the Securities and Exchange Commission on January 31, 2005

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                             GLOBECOMM SYSTEMS INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                      11-3225567
(State or other jurisdiction                   (IRS Employer Identification No.)
of incorporation or organization)

                    45 OSER AVENUE, HAUPPAUGE, NEW YORK 11788
               (Address of principal executive offices) (Zip Code)

                             GLOBECOMM SYSTEMS INC.
                              AMENDED AND RESTATED
                            1997 STOCK INCENTIVE PLAN
                            (Full title of the Plan)

                               DAVID E. HERSHBERG
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                             GLOBECOMM SYSTEMS INC.
                    45 OSER AVENUE, HAUPPAUGE, NEW YORK 11788
                     (Name and address of agent for service)
                                 (631) 231-9800
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

========================================== ====================== ==================== ============================= ===============
                                                                       Proposed                  Proposed
                Title of                                                Maximum                  Maximum
               Securities                         Amount               Offering                 Aggregate               Amount of
                  to be                            to be                 Price                   Offering              Registration
               Registered                     Registered (1)           per Share                  Price                    Fee
========================================== ====================== ==================== ============================= ===============

Amended and Restated 1997 Stock
Incentive Plan

Common Stock, $0.001 par value                 144,390 shares              $6.706(2)           $968,279 (2)                  $114

========================================== ====================== ==================== ============================= ===============

(1)      This Registration Statement shall also cover any additional shares of common stock which become issuable under the Globecomm Systems Inc.
         Amended and Restated 1997 Stock Incentive Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of Globecomm Systems Inc.

(2)      Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the common stock of
         Globecomm Systems Inc. on January 25, 2005 as reported on the Nasdaq
         National Market.

         On January 31, 2000, Globecomm Systems Inc. (the "Registrant") filed with the Securities and Exchange Commission a Registration Statement on Form S-8
(File No. 333-95783) relating to 95,623 shares of common stock to be offered and sold under the Plan set forth on the cover page of this Registration Statement, and the contents of such prior Registration Statement are incorporated into this
Registration Statement by reference.

         This Registration Statement covers an additional increase of 144,390 shares of common stock effected in January 2005 pursuant to the automatic share increase provisions of the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits

Exhibit Number        Exhibit

     5                Opinion and consent of Kramer Levin Naftalis & Frankel
                      LLP.

     23.1             Consent of Independent Registered Public Accounting Firm.

     23.2             Consent of Kramer Levin Naftalis & Frankel LLP is
                      contained in Exhibit 5.

     24               Power of Attorney.  Reference is made to page A-2 of this
                      Registration Statement.

     99               Amended and Restated 1997 Stock Incentive Plan, as amended and restated  (effective  January 3, 2005).

                                      A-1

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hauppauge, state of New York, on this
31st day of January, 2005.

                                           GLOBECOMM SYSTEMS INC.

                                           By:  /s/ David E. Hershberg
                                                --------------------------------
                                               David E. Hershberg
                                               Chairman of the Board and
                                               Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of Globecomm Systems Inc., a Delaware corporation, do hereby constitute and appoint David E. Hershberg,
Chief Executive Officer, Kenneth A. Miller, President and Andrew C. Melfi, Chief
Financial Officer, and each of them individually, with full powers of substitution and resubstitution, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, determine may be necessary or advisable or required to enable said corporation to comply with the
Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration
Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this
Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this
Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorneys and agents, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of
Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                              Title                                                     Date
---------                              -----                                                     ----

/s/ David E. Hershberg                 Chairman of the Board and                            January 31, 2005
------------------------------------
David E. Hershberg                     Chief Executive Officer
                                       (Principal Executive Officer)

/s/ Andrew C. Melfi                    Vice President and Chief Financial Officer,          January 31, 2005
------------------------------------
Andrew C. Melfi                        and Treasurer (Principal Financial and
                                       Accounting Officer)

/s/ Kenneth A. Miller                  President and Director                               January 31, 2005
------------------------------------
Kenneth A. Miller

                                      A-2

Signature                              Title                       Date
---------                              -----                       ----

/s/ Richard E. Caruso                  Director                    January 31, 2005
------------------------------------
Richard E. Caruso

/s/ Harry L. Hutcherson, Jr.           Director                    January 31, 2005
------------------------------------
Harry L Hutcherson, Jr.

/s/ Brian T. Maloney                   Director                    January 31, 2005
------------------------------------
Brian T. Maloney

/s/ Jack A. Shaw                       Director                    January 31, 2005
------------------------------------
Jack A. Shaw

/s/ A. Robert Towbin                   Director                    January 31, 2005
------------------------------------
A. Robert Towbin

/s/ C. J. Waylan                       Director                    January 31, 2005
------------------------------------
C. J. Waylan

                                      A-3

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                   -------------------------------------------

                                    EXHIBITS
                                       TO
                            REGISTRATION STATEMENT ON
                                    FORM S-8
                                    UNDER THE
                       SECURITIES ACT OF 1933, AS AMENDED
                   -------------------------------------------

                             GLOBECOMM SYSTEMS INC.

EXHIBIT INDEX
-------------

Exhibit Number        Exhibit
--------------        -------

     5                Opinion and consent of Kramer Levin Naftalis & Frankel
                      LLP.

     23.1             Consent of Independent Registered Public Accounting Firm.

     23.2             Consent of Kramer Levin Naftalis & Frankel LLP is
                      contained in Exhibit 5.

     24               Power of Attorney.  Reference is made to page A-2 of this
                      Registration Statement.

     99               Amended and Restated 1997 Stock Incentive Plan, as amended and restated  (effective  January 3, 2005).

----------------

                                      A-4